UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2007

Date of Report (Date of earliest event reported)

Global Developments Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.
V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on January 15th 2007.

GLOBAL INVESTMENT UPDATE: Red Truck Entertainment’s Music Video Marketing Plan Featured in German News Magazine Spiegel

Vancouver, January 15, 2007 - Global Developments, Inc. (PINKSHEETS: GDVM), a publicly traded venture capital company, is pleased to provide the following update with respect to Red Truck Entertainment, a Phoenix and Nashville based recording, film, and distribution company in which Global holds an equity stake.

The German news magazine Spiegel has featured Red Truck Entertainment’s marketing of its recent music video “Wal-Mart Girls” by country artist Danny Griego, through its subsidiary, Miramonte Records. The article, entitled “Ich sing ein Lied fur euch - bitte verkauft mein Album”, published on January 11, 2007, focuses on Red Truck’s marketing plan of the music video and album.

Red Truck’s novel marketing plan included identifying and targeting specific audiences to promote the music video and album. Two 30-second trailers of the music video was aired during the Independence Bowl on December 28, 2006, that showed a link to the music video’s website. The Company also featured the music video on over 1,000 screens in 96 movie theaters, and released the song to approximately 600 radio stations. In addition, the Company has been marketing the music video and album through MySpace.com, with an active artist website at http://www.myspace.com/dannygriegosongwriter. The full-length album, which is entitled “Destinations”, is scheduled for release on February 13, 2007.

Please visit http://www.spiegel.de/wirtschaft/0,1518,457765,00.html to view the Spiegel article.

About Red Truck Entertainment

Red Truck Entertainment, through its subsidiaries, Lard Bucket Music, Miramonte Records, Red Truck Filmworks, and Americana Records, is engaged in the business of song and film publishing, recording and distribution. Red Truck is a vertically integrated company that wholly owns or partially owns subsidiaries that are engaged in the business of book and song publishing, music recording and film production. The company publishes and develops works by new and established writers, as well as music recording artists.

Please visit http://www.miramonterecords.com for more information.

About Global Developments

Global Developments, Inc. is a publicly traded venture capital company. It was formed to create a unique investment vehicle representing a growing portfolio of innovative and emerging growth-oriented companies. Global acquires its portfolio companies either as wholly or partially owned subsidiaries, or as an investment where Global is the lead investor. As a result, Global maintains substantial management and operational control, thereby giving it the ability to provide significant oversight and guidance in building value and creating liquidity events for its shareholders. Global invests in companies with solid management, operational excellence, and the potential to grow substantial revenue streams.

Please visit http://www.globaldevelopmentsinc.com for more information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: January 15, 2007	By:	/s/ John D. Briner
President